Exhibit 23.2


           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reported dated October 8, 2009 on the accompanying financial statements for the periods June 2, 2008 (inception) to June 30, 2008, July 1, 2008 to June 30, 2009, and June 2, 2008 (inception) to June 30, 2009 of Sweet Spot Games, Inc. included in the Registration Statement Form S-1. We hereby consent to the use of the aforementioned report in the Registration Statement Form S-1 filed with the Securities and Exchange Commission.


/S/ BROCK, SCHECHTER & POLAKOFF, LLP
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BUFFALO, NEW YORK
OCTOBER 8, 2009